UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2025

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35914	46-2279221
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado,	Arkansas		71730-5836

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2025, Murphy USA Inc. ("Murphy USA") issued a news release announcing the appointment on that date of Michael G. Kulp to Murphy USA's Board of Directors.

Mr. Kulp is eligible to participate in the Company's non-employee director compensation program, as described in the proxy statement of the Company's 2025 annual meeting of stockholders, as filed with the Securities and Exchange Commission on March 18, 2025. Pursuant to such program, equity awards for non-employee directors are governed by the 2023 Omnibus Incentive Plan which was filed with the SEC as an exhibit to Form S-8 (File No. 333-271777) on May 9, 2023.

Mr. Kulp has been appointed to the Audit Committee and the Executive Compensation Committee of the Board and will serve as a Class I Director with a term expiring at the 2026 annual meeting of stockholders.

The full text of the news release announcing Mr. Kulp's election to the Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1   News release issued by Murphy USA Inc., dated December 10, 2025, announcing the appointment of a Board of Directors member

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date:	December 10, 2025	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Interim Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	News release issued by Murphy USA Inc., dated December 10, 2025, announcing the appointment of a Board of Directors member

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)